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                                                                    EXHIBIT 99.1

                NASDAQ NOTIFIES BOLDER TECHNOLOGIES OF DELISTING

         GOLDEN, CO, APRIL 2, 2001 - Bolder Technologies Corporation (Nasdaq:
BOLD) today announced that it has been notified by The Nasdaq Stock Market that its common stock will be delisted from trading on the Nasdaq National Market at the opening of business on April 6, 2001.

         Bolder expects that the trading halt announced by the Nasdaq Stock Market on March 9, 2001 will remain in place until its common stock is delisted on April 6, 2001. Bolder's common stock will not be listed on the Over the Counter Bulletin Board and, therefore, there may be no trading market or liquidity available for the stock.

         Bolder is continuing to work with its outside advisors to develop strategic alternatives. The Company has been unsuccessful in attracting additional financing and it does not expect to secure any additional financing; therefore, the Company has focused its efforts on effecting the sale of the Company to a strategic buyer. However, there are no assurances that the Company will be able to conclude a sale, merger or other strategic alternative and, even if it is able to conclude such a transaction, the Company believes that at present it is unlikely that the terms of any such transaction would return any value to the Company's stockholders.

         Although Bolder has no definitive plans at this time, the Company believes that it will seek protection under the United States Bankruptcy Code in the near future, regardless of whether it is able to conclude a sale, merger or other strategic alternative.

         Bolder Technologies Corporation, headquartered in Golden, Colorado, manufactures and markets advanced, high-power spiral wound rechargeable batteries based on its patented Thin Metal Film ("TMF(R)") technology. The Company is developing and commercializing consumer and OEM battery products with the TMF(R) technology, including the SecureStart(TM) Portable Jump Starter (which the Company began shipping to retailers in September 1999), that use proven lead-acid electrochemistry in a proprietary configuration with a higher power density than any commercially available rechargeable battery. The TMF(R) technology offers numerous advantages over existing batteries for current and future applications, including near-term opportunities in the marine and auto after markets for 12V primary starting batteries. Bolder's website is www.boldertech.com.

         Bolder's TMF(R) technology also has possible future applications in the pending auto industry conversion from 12V to 36V systems, both directly through vendor sales and indirectly through a license agreement with Johnson Controls, Inc. ("JCI").
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         This announcement contains forward-looking statements that involve risks and uncertainties, including statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," "will," "should" or similar expressions. For such statements, Bolder claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include whether and how Bolder's proposed strategic alliance with GP Batteries is implemented, difficulties in raising additional capital on terms acceptable to the Company, uncertainties regarding Bolder's pursuit of available strategic alternatives, (including uncertainties regarding Bolder's ability to reduce expenses and extend or restructure its obligations to conserve cash while strategic alternatives are being considered) and difficulties in achieving market acceptance for the Company's present and future products, as well as those factors set forth in Bolder's registration statement on Form S-3 filed on August 16, 2000, the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, each of which has been filed with the SEC. Bolder undertakes no responsibility to publicly update or revise any of the forward-looking statements that may be in this release.